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                                                                    EXHIBIT 10.7

                                   GUARANTY OF
                          MARRIOTT INTERNATIONAL, INC.

                Guaranty, dated as of January 28, 2003 (the "Guaranty"), by Marriott International, Inc., a Delaware corporation (the "Guarantor"), in favor of Serratus LLC, a Delaware limited liability company (the "Guarantied Party" or "Buyer").

                1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises I, LLC, dated as of January 28, 2003 (the "SynAmerica I Purchase Agreement"), and the Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises II, LLC, dated as of January 28, 2003 (the "SynAmerica II Purchase Agreement" and, together with the SynAmerica I Purchase Agreement, the "Purchase Agreements"), by and among the Guarantied Party, Synthetic American Fuel Enterprises Holdings, Inc., a Delaware corporation ("Holdings") and Marriott Hotel Services, Inc., a Delaware corporation("MHSI").

                2.      Guaranty. To induce the Guarantied Party to enter into
(i) the Purchase Agreements, (ii) the Amended and Restated Limited Liability Company Agreement of Synthetic American Fuel Enterprises I, LLC, dated as of January 28, 2003, by and among the Guarantied Party, Holdings and MHSI (as a Member of Synthetic American Fuel Enterprises I, LLC, a Delaware limited liability company ("SynAmerica I"), and as SynAmerica I's Administrative Member) (the "SynAmerica I LLC Agreement"), and (iv) the Amended and Restated Limited Liability Company Agreement of Synthetic American Fuel Enterprises II, LLC, dated as of January 28, 2003, by and among the Guarantied Party, Holdings and MHSI (as a Member of Synthetic American Fuel Enterprises II, LLC, a Delaware limited liability company ("SynAmerica II"), and as SynAmerica II's Administrative Member) (the "SynAmerica II LLC Agreement" and, together with the SynAmerica I LLC Agreement, the "LLC Agreements"), the Guarantor absolutely, unconditionally and irrevocably guaranties (I) to the Guarantied Party and its successors and permitted assigns the prompt payment and performance when due, subject to any applicable grace or deferral period, of the present and future payment and performance obligations of MHSI pursuant to the Purchase Agreements, including the obligations of Holdings assumed by MHSI pursuant to Section 8.12 of the Purchase Agreements (collectively, the "Purchase Agreement Obligations") and (II) to the Guarantied Party and its respective successors and permitted assigns, the prompt payment and performance when due, subject to any applicable grace or deferral period, of the present and future payment and performance obligations of MHSI pursuant to the LLC Agreements (collectively, the "LLC Obligations," and together with the Purchase Agreement Obligations, the "Obligations").

                3. Nature of Guaranty. This Guaranty constitutes a guaranty of payment and performance when due and not merely of collection. The Guarantor's obligations hereunder with respect to any Obligation shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral for such

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Obligation, any change in or amendment to the Purchase Agreements or the LLC
Agreements, or by any other circumstances relating to such Obligation that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to MHSI. The Guarantied Party shall not be obligated to file any claim relating to the Obligations in the event that MHSI becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guarantied Party to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment by MHSI in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantor reserves the right to assert defenses which MHSI may have to the payment of any Obligation other than defenses (A) arising from the bankruptcy or insolvency of MHSI, (B) based on (1) the corporate or limited liability company status of MHSI, (2) the power and authority of MHSI to enter into the Purchase Agreements and/or the LLC Agreements and to perform its obligations thereunder or (3) the legality, validity and enforceability of MHSI's obligations under the Purchase Agreements and/or the LLC Agreements, including any amendments thereto (except to the extent relating to any action taken or omitted to be taken on the part of the Guarantied Party in violation of the LLC Agreements or the Purchase Agreements as otherwise permitted hereunder) or (C) expressly waived hereby. The Guarantor shall not have the right to set-off against any payment owing hereunder any amounts owing by the Guarantied Party or the Buyer Parent pursuant to the Transaction Documents.

                4. Consents, Waivers and Renewals. The Guarantor agrees that the Guarantied Party may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with MHSI for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification or waiver of the terms thereof or of any agreement between the Guarantied Party and MHSI or any such other party or person, without in any way impairing or affecting this Guaranty.

                5. Expenses. The Guarantor agrees to pay on demand all reasonable fees and out-of-pocket expenses (including the reasonable fees and expenses of the Guarantied Party's counsel) in any way relating to the enforcement or protection of the rights of the Guarantied Party hereunder; provided, that the Guarantor shall not be liable for any such expenses of the Guarantied Party if no payment under this Guaranty is due.

                6. Subrogation. Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Guarantied Party against MHSI with respect to the Obligations and the Guarantied Party agrees to take, at the Guarantor's expense, such steps as the Guarantor may reasonably request to implement such subrogation; provided, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full.


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                7.      Continuing Guaranty. This Guaranty shall remain in full
force and effect and be binding upon the Guarantor, its successors and permitted assigns until all of the Obligations have been satisfied in full. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor under this Guaranty.

                8. No Waiver; Cumulative Rights. No failure on the part of the Guarantied Party to exercise, and no delay in exercising, any right, remedy or power provided for in this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Guarantied Party of any right, remedy or power hereunder preclude any other or future exercise of any such right, remedy or power. Each and every right, remedy and power hereby granted to the Guarantied Party or allowed to them by law shall be cumulative and not exclusive of any other, and may be exercised by the Guarantied Party from time to time.

                9. Representations and Warranties. The Guarantor represents and warrants as of the date of this Guaranty that:

                (i) The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guaranty.

                (ii) The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets.

                (iii) All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty.

                (iv) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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                10.     Assignment. Neither the Guarantor nor the Guarantied
Party may assign their respective rights, interests or obligations hereunder to any other person without the prior written consent of the Guarantor or the Guarantied Party, as the case may be.

                11. Notices. All notices or demands on the Guarantor shall be deemed effective when given, and shall be in writing and sent by telex, telegram or facsimile, confirmed by registered mail, and addressed to the Guarantor at:

                                Marriott International, Inc.
                                10400 Fernwood Road
                                Bethesda, MD 20817
                                Attention: General Counsel
                                Facsimile: (301) 380-6727

or to such other address or facsimile number as the Guarantor shall have notified the Guarantied Party in a written notice delivered to the Guarantied Party in accordance with the LLC Agreements.

                12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed therein. With respect to any suit, action or proceeding arising from or relating to this Guaranty (the "Actions"), the Guarantor irrevocably submits to the exclusive jurisdiction of the United States District Court or the Supreme Court of the State of New York located in the Borough of Manhattan in New York City, New York, waives the right to a jury trial, waives any objection it may have at any time to the laying of venue of any Actions brought in such court, waives any claim that such Actions have been brought in an inconvenient forum and further waives the right to object, with respect to such Actions, that such court does not have jurisdiction over it.

                13. Effective Date. This Guaranty shall have no force or effect unless and until the Closing, as defined in the Purchase Agreements, has occurred, at which time this Guaranty shall automatically and without any further action become effective.

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IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the
Guarantor to the Guarantied Party as of the date first above written.

                                                MARRIOTT INTERNATIONAL, INC.


                                                By: /s/ Michael E. Dearing
                                                   --------------------------
                                                   Name: Michael E. Dearing
                                                   Title: Vice President